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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 18, 2006

GAIAM, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-27515	84-1113527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Interlocken Boulevard, Broomfield, Colorado 80021
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (303) 222-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Section 8—Other Events

Item 8.01 Other Events.

        On May 18, 2006, Gaiam, Inc. ("Gaiam") priced an underwritten public offering of 5,000,000 shares (the "Shares") of its Class A Common Stock, par value $0.0001 per share (the "Common Stock"), pursuant to Gaiam's registration statement on Form S-3 (File No. 333-133106). The sale is being underwritten pursuant to an underwriting agreement (the "Underwriting Agreement") dated May 18, 2006 by and among Gaiam, and Thomas Weisel Partners LLC, Craig-Hallum Capital Group LLC and Jefferies & Company, Inc., as representatives of the several underwriters (collectively, the "Underwriters").

        Pursuant to the Underwriting Agreement, Gaiam has agreed to sell the Shares to the Underwriters, and has granted the Underwriters an option to purchase up to an additional 750,000 shares of Common Stock to cover over-allotments. The Underwriters may exercise the option at any time in whole or in part within 30 days after the date of the Underwriting Agreement. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

        The Underwriting Agreement is attached as Exhibit 1.1 and incorporated herein by reference. A copy of the opinion of Bartlit Beck Herman Palenchar & Scott LLP relating to the legality of the issuance and sale of the shares of Class A common stock in the offering is attached as Exhibit 5.1 and incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

  (d)
  Exhibits

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement dated May 18, 2006.
5.1	Opinion of Bartlit Beck Herman Palenchar & Scott LLP
23.1	Consent of Bartlit Beck Herman Palenchar & Scott LLP (included as part of its opinion filed as Exhibit 5.1 hereto)

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIAM, INC.
By:	/s/ JANET MATHEWS Janet Mathews Chief Administrative Officer

Date: May 18, 2006

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Exhibit Index

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement dated May 18, 2006.
5.1	Opinion of Bartlit Beck Herman Palenchar & Scott LLP
23.1	Consent of Bartlit Beck Herman Palenchar & Scott LLP (included as part of its opinion to be filed as Exhibit 5.1 hereto)

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TABLE OF CONTENTS
  Section 8—Other Events
  Section 9—Financial Statements and Exhibits
SIGNATURE
  Exhibit Index